Exhibit 99.1

Planet 13 Announces Q1 2026 Financial Results

●	Q1 2026 Revenue of $21.1 million

●	Q1 2026 Net loss of $8.1 million

●	Q1 2026 Adjusted EBITDA loss of $2.3 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – May 13, 2026 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended March 31, 2026. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“Q1 was a transition quarter that reflected the cost of the strategic work we executed over the past several quarters including the California exit, the Wagon Trail consolidation in Nevada, and the disciplined cost reduction across the organisation. With that work substantially behind us, Q2 is the first quarter the repositioned company will operate without those transition costs in our results,” said Larry Scheffler, Co-CEO of Planet 13.

“The federal medical rescheduling rule that took effect in April is the most consequential development our industry has seen in over five years, and it directly benefits Planet 13's largest revenue contributor in Florida. Combined with the adult-use rescheduling proceeding scheduled for hearings in June and July, and hemp regulations taking effect through the back half of 2026, the federal landscape this business operates in has materially shifted in our favor. The structural repositioning we have executed over the past eighteen months has positioned the company to participate in that improving environment from a much stronger operating base,” said Bob Groesbeck, Co-CEO of Planet 13.

Financial Highlights – Q1 – 2026

Operating Results

All comparisons below are to the quarter ended March 31, 2025, unless otherwise noted

●

Revenue was $21.1 million as compared to $28.0 million, a decrease of 24.8%. The decrease in sales was driven by the exit of California retail and wholesale and continued price compression in the core markets of Nevada and Florida.

●	Gross profit was $9.4 million or 44.6% as compared to $12.0 million or 42.8%. The higher gross margin was driven by exiting California and company-wide actions to improve margins.

●	Total expenses were $15.1 million as compared to $18.6 million, a decrease of 19.0%. Total expenses were down, driven by company-wide cost-cutting initiatives.

●	Net loss of $8.1 million as compared to a net loss of $2.0 million.

●	Adjusted EBITDA loss of $2.3 million as compared to Adjusted EBITDA loss of $2.5 million. Adjusted EBITDA loss was driven by lower gross profit and operating leverage.

Balance Sheet

All comparisons below are to December 31, 2025, unless otherwise noted

●	Cash and Restricted Cash of $16.3 million as compared to $15.6 million
●	Total assets of $146.9 million as compared to $152.3 million
●	Total liabilities of $103.2 million as compared to $101.2 million

Q1 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s press releases.

●	On February 12, 2026, Planet 13 announced the completion of its exit from California.
●	On May 5, 2026, Planet 13 announced the appointment of Nancy Saitta and Leilani Bradford to the Board of Directors.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending March 31, 2026, and March 31, 2025.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2026	2025	change

Total Revenue	$21.1	$28.0	-24.8%
Gross Profit	$9.4	$12.0	-21.6%
Gross Profit %	44.6%	42.8%	4.2%
Operating Expenses	$13.0	$16.8	-22.6%
Operating Expenses %	61.7%	60.0%	2.8%
Net Loss Before Provision for Income Taxes	$(3.9)	$(1.8)	115.7%
Net Loss	$(8.1)	$(2.0)	295.5%
Adjusted EBITDA	$(2.3)	$(2.5)	-7.7%
Adjusted EBITDA Margin %	-11.1%	-9.0%

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on May 13, 2026 at 5:00 p.m. ET to discuss its first quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Steve McLean, Interim CFO.

CONFERENCE CALL DETAILS

Date: May 13, 2026 | Time: 5:00 p.m. EST

Call registration link: https://registrations.events/direct/Q4I9280335

PARTICIPANT DIAL-IN NUMBERS:
USA / International Toll +1.646.307.1951
USA - Toll-Free +1.888.500.3691

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2026	2025	change

Net Income (Loss)	$(8.1)	$(2.0)	295.5%
Add impact of:
Interest (income)/expense, net	$0.1	$0.2	-55.2%
Provision for income taxes	$4.2	$0.2	1689.1%
Depreciation and amortization	$1.5	$1.8	-16.1%
Depreciation included in cost of goods sold	$0.8	$1.3	-43.3%
EBITDA	$(1.6)	$1.4	-211.4%
Share-based compensation and related premiums	$0.7	$0.1	1050.8%
(Gain)/Loss on Sale of Assets	$(1.5)	$-	0.0%
Gain on recovery of property in settlement	$-	$(4.6)	-100.0%
Professional fees expensed related to M&A activities	$0.0	$0.2	-79.8%
Expenses related to El Capitan Matter	$0.1	$0.3	-82.5%
Adjusted EBITDA	$(2.3)	$(2.5)	-7.7%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 operates dispensaries across Florida, a key market in its expansive footprint. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

LodeRock Advisors Inc., Planet 13 Investor Relations
mark.kuindersma@loderockadvisors.com
725-331-7650 ext. 105210

Planet 13 Media:
Colin Trethewey / PRmediaNow Communications / Colin@PRmediaNow.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	March 31,	December 31,
	2026	2025
ASSETS
Current Assets:
Cash	$6,007,037	$5,325,031
Restricted Cash	10,250,000	10,250,000
Accounts Receivable	712,846	1,007,891
Inventory	17,187,957	18,138,394
Other Receivables	1,578,192	3,754,563
Prepaid Expenses and Other Current Assets	2,096,804	2,659,056
Total Current Assets	37,832,836	41,134,935

Property, Plant and Equipment	32,527,756	34,121,678
Intangible Assets and Goodwill	42,903,931	42,903,931
Right of Use Assets - Operating	30,967,920	31,489,308
Long-term Deposits and Other Assets	898,725	829,164
Deferred Tax Asset	1,783,723	1,798,654

TOTAL ASSETS	$146,914,891	$152,277,670

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$6,692,826	$7,212,187
Accrued Expenses	3,260,040	4,632,011
Income Taxes Payable	159,080	159,080
Notes Payable - Current Portion	9,750,000	9,750,000
Operating Lease Liabilities	1,456,078	1,385,566
Total Current Liabilities	21,318,024	23,138,844

Long-Term Liabilities:
Operating Lease Liabilities	42,888,732	43,213,442
Other Long-term Liabilities	1,265,654	1,250,433
Uncertain Tax Positions	37,053,990	33,041,402
Deferred Tax Liability	663,317	506,836
Total Liabilities	103,189,717	101,150,957

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 328,270,798 issued and outstanding at March 31, 2026 and 325,670,800 issued and outstanding at December 31, 2025	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at March 31, 2026 and 0 at December 31, 2025	-	-
Additional Paid-In Capital	371,852,089	371,157,826
Deficit	(328,126,915)	(320,031,113)
Total Shareholders' Equity	43,725,174	51,126,713

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$146,914,891	$152,277,670

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2026	2025

Revenues, net of discounts	$21,092,230	$28,031,807
Cost of Goods Sold	(11,678,617)	(16,024,302)
Gross Profit	9,413,613	12,007,505

Expenses:
General and Administrative	11,207,427	14,016,688
Sales and Marketing	1,201,175	1,547,018
Lease Expense	1,212,146	1,304,893
Depreciation	1,469,219	1,751,430
Total Expenses	15,089,967	18,620,029

Loss From Operations	(5,676,354)	(6,612,524)

Other Income (Expense):
Interest income (expense), net	(79,068)	(176,411)
Foreign exchange (loss)	-	(2,889)
Other income, net	1,843,619	4,978,523
Total Other Income (Expense)	1,764,551	4,799,223

Loss Before Provision for Income Taxes	(3,911,803)	(1,813,301)

Provision For Income Taxes
Current Tax Expense	(4,012,587)	(1,071,602)
Deferred Tax Recovery	(171,412)	837,736
	(4,183,999)	(233,866)

Net Loss and Comprehensive Loss	$(8,095,802)	$(2,047,167)

Loss per Share
Basic and diluted loss per share	$(0.02)	$(0.01)

Weighted Average Number of Shares of Common Stock
Basic and diluted	327,921,909	325,261,578

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2026	2025
CASH USED IN OPERATING ACTIVITIES
Net loss	$(8,095,802)	$(2,047,167)
Adjustments for items not involving cash:
Shared based compensation	694,263	60,331
Non-cash lease expense	437,101	506,530
Depreciation	2,223,690	3,081,283
Gain on disposal of fixed assets	(1,520,000)	-
Recovery of property in legal settlement	-	(4,570,227)
Amortization of note payable discount	15,221	126,725
Lease incentive amortization	(15,714)	2,381
	(6,261,241)	(2,840,144)

Net Changes in Non-cash Working Capital Items	6,292,616	(1,986,054)
Proceeds from lease incentives	50,000	-
Repayment of lease liabilities	(254,198)	(362,842)
Total Operating	(172,823)	(5,189,040)

FINANCING ACTIVITIES
Repayment of Lafayette State Bank Note	-	(2,947,632)
Bank of Nevada Revolving Line of Credit	-	3,000,000
Total Financing	-	52,368

INVESTING ACTIVITIES
Purchase of property and equipment	(665,171)	(2,691,268)
Proceeds from sales of fixed assets	1,520,000	-
Total Investing	854,829	(2,691,268)

NET CHANGE IN CASH DURING THE PERIOD	682,006	(7,827,940)

CASH AND RESTRICTED CASH
Beginning of Period	15,575,031	25,435,077

End of Period	$16,257,037	$17,607,137